Exhibit 32.1 Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of iWorld Projects & Systems, Inc. (the ?Company?), does hereby certify, to such officers knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005

/s/ Robert Hipple
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Name:  Robert Hipple
Title:  Chief Executive Officer

Date: November 14, 2005

/s/ David Pells
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Name:  David Pells
Title:  Chief Operating Officer and President

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.